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                                                                      Exhibit 22


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholders
Federated Department Stores, Inc.

We consent to the incorporation by reference in the registration statements (Nos. 333-44373, 333-77089, 333-22737 and 333-88242) on Form S-8 and the
registration statements (Nos. 333-34321 and 333-76789) on Form S-3 of Federated Department Stores, Inc. of our report dated February 22, 2000, relating to the consolidated balance sheets of Federated Department Stores, Inc. and subsidiaries as of January 29, 2000 and January 30, 1999 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fifty-two week periods ended January 29, 2000, January 30, 1999, and January 31, 1998, which report appears in the January 29, 2000 annual report on Form 10-K of Federated Department Stores, Inc.


                                    KPMG LLP

Cincinnati, Ohio
April 14, 2000